Exhibit 99.2

Citigroup Inc.
CHF 150,000,000 3.000% Fixed Rate Senior Notes 2007-2019
(to be consolidated and form a single series with the CHF 250,000,000 3.000% Fixed Rate Senior Notes 2007-2019 issued on March 21, 2007)
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	(a) Aggregate Nominal Amount of Series: (b) Aggregate Nominal Amount of Tranche:	CHF 400,000,000 CHF 150,000,000
4.	Issue Price:	98.619% plus accrued interest from March 21, 2007.
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	June 7, 2007.
7.	Maturity Date:	March 21, 2019.
8.	Interest Basis:	The Notes will bear interest payable annually in arrears at a fixed rate from, and including, March 21, 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.000% per annum.
	(ii) Interest Payment Dates:	March 21 in each year from, and including, March 21, 2008 to, and including, the Maturity Date. Following business day convention.
	(iii) Fixed Coupon Amount:	CHF 150.00 per Note of CHF 5,000 denomination.
	(iv) Day Count Fraction:	30/360 (ISMA).
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par.
14.	Early Redemption Amount of each Note:	Par, payable upon redemption for taxation reasons or event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes.
16.	Additional Financial Center relating to Payment Dates:	Zurich.
17.	Consolidation provisions:	Applicable.
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION

ISIN Code:	CH0029365100.
Common Code:	028821808.
Swiss Security Number:	2’936’510.